
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM (a) THE
UNAUDITED, CONSOLIDATED FINANCIAL STATEMENTS OF GENZYME CORPORATION AND
SUBSIDIARIES FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND IS QUALIFIED IN ITS
ENTIRETY BY REFERENCE TO SUCH (b) FINANCIAL STATEMENTS AS INCLUDED IN THE FORM
10-Q FOR GENZYME CORPORATION DATED JUNE 30, 2000.
</LEGEND>
<MULTIPLIER> 1,000
<CURRENCY> U.S. DOLLARS

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-START>                             JAN-01-2000
<PERIOD-END>                               JUN-30-2000
<EXCHANGE-RATE>                                      1
<CASH>                                         178,730
<SECURITIES>                                   515,480
<RECEIVABLES>                                  204,144
<ALLOWANCES>                                    23,197
<INVENTORY>                                    127,347
<CURRENT-ASSETS>                               736,397
<PP&E>                                         600,930
<DEPRECIATION>                                 204,882
<TOTAL-ASSETS>                               1,895,065
<CURRENT-LIABILITIES>                          142,981
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                         1,429
<OTHER-SE>                                   1,456,333
<TOTAL-LIABILITY-AND-EQUITY>                 1,895,065
<SALES>                                        428,173
<TOTAL-REVENUES>                               432,043
<CGS>                                          101,902
<TOTAL-COSTS>                                  125,720
<OTHER-EXPENSES>                               177,759
<LOSS-PROVISION>                                 4,311
<INTEREST-EXPENSE>                               7,775
<INCOME-PRETAX>                                116,478
<INCOME-TAX>                                    35,168
<INCOME-CONTINUING>                             81,310
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    81,310
<EPS-BASIC>                                       1.45<F1>
<EPS-DILUTED>                                     1.35<F1>

<F1>Genzyme Corporation reports earnings per share for each of its four series of common stock. The earnings per share information presented on this schedule represents the earnings per share data for net income allocated to Genzyme General Division Common Stock. For the period presented, net income allocated to Genzyme General Stock was $122,672. For the period presented, net loss allocated to Molecular Oncology Stock was $(12,420) or $(0.92) per basic and diluted share of Molecular Oncology Stock, net loss allocated to Surgical Products Stock was $(20,410) or $(1.37) per basic and diluted share of Surgical Products Stock, and net loss allocated to Tissue Repair Stock was $(9,002) or $(0.31) per basic and diluted share of Tissue Repair Stock.

